Exhibit 10.47

SECOND ADDENDUM to the CONTRACT for the SUPPLY of sugar cane JUICE and OTHER UTILITIES;

For this particular instrument and to law, on the one hand::

AMYRIS BRASIL LTDA., limited liability company with headquarters in the city of Campinas, State of Sao Paulo, St. James Clerk Maxwell, no. 315, Techno Park, duly entered in the CNPJ / MF under no , hereby, represented in the form of its Bylaws, hereinafter referred to as simply "Amyris" or "Party"; and.

TONON BIOENERGY SA, anonymous-held company, headquartered in highway Jau-Araraquara, km 129, sin, Fazenda Santa Candida - Gleba Industrial, Municipality of Bocaina, Jau County, State of Sao Paulo, CNPJ no and state registration in hereby represented pursuant to its Bylaws, by itself and / or its affiliates, succeeded by merger with PARAISO BIOENERGY SA, a company headquartered in Fazenda Paraiso, Municipio de Brotas, State Sao Paulo, CEP: 17380-000, previously registered under CNPJ no. , herein represented in the form of its Bylaws, hereinafter referred to as "Tonon" or "Party", and when mentioned together with Amyris, "Parties".

Considering qne:

a)	On March 18, 2011, the Parties signed the Supply contract for Sugar Cane Juice and Other Utilities (the "Agreement");

b)	On May 3, 2013, the parties entered into the First Amendment to the Contract for Supply of Sugar Cane Juice and Other Utilities (the "First Amendment") by which was included in the contractual object the syrup supply;

c)	On May 3, 2013 the company Tonon Bioenergia S/A, headquartered at Santa Candida - industrial plot, highway Jau-Araraquara, Km 129, in the municipality of Bocaina, State of Sao Paulo, CNPJ No ("Tonon"), completed the acquisition process of entire share capital of Paraiso Bioenergia S/A based in Fazenda Paraiso, Municipio Brotas, State of Sao Paulo, CEP: 17380-000, CNPJ no. ("Paraiso") by changing the controlling interest of Paraiso.

d)	The Company underwent corporate restructuring of its group, on the merger for its Tonon Company, which opened affiliate Paraiso Unit, established company Fazenda Paraiso, S / N °, Room 2, Zona Rural, Municipio de Brotas, State of Sao Paulo, CEP : 17380-000, duly enrolled with the CNPJ under No. and State description No. , which is subrogated, from September 30, 2013, in all the rights and obligations concerning the Contract for Sugar Cane Juice and Other Utilities, as well as the First Amendment to the Contract for Supply of Sugar Cane Juice and Other Utilities, concluded between the parties.

e)	The Parties wish to amend certain terms of the Agreement, under this instrument.

1

The Parties, just and hired, enter into this Addendum to Contract for Supply of Sugar Cane Juice and Other Utilities n. "1072/2013 (the" Amendment "), made in accordance with the following clauses and conditions:

1. Amyris assigns and transfers all rights and obligations related only and exclusively to the contract in reference, keeping with Tonon for the company Tonon Bioenergia SA, a company established Fazenda Paraiso, SIN, "Sala 2, Zona Rural, Municipio de Brotas , State of Sao Paulo, CEP: 17380-000, duly registered under CNPJ nO and registration Estadua1 in .

1.1. Hereby Amyris expressly accepts this cession, and the company indicated in item first clause is subrogated, from September 30, 2013, in all the rights and obligations concerning the Supply Contract for Sugar Cane Juice and Other Utilities executed between the parties on 18 March 2011, and to the First Amendment to the Supply Agreement of Sugar Cane Juice and Other Utilities executed on May 3, 2013.

All clauses and conditions not altered by this instrument shall have the meanings originally defined in the Agreement

And for being so fair and agreed, sign the present in two copies of equal content and form in the presence of witnesses.

Brotas/SP, November 7, 2013.

PARAISO BIOENERGIA S.A.

/s/ Aluizio Barbosa Machado	/s/ Vitor Antonio Picni
Aluizio Barbosa Machado Diretor Agicola	Vitor Antonio Picni Diretor Adm Financeiro

AMYRIS BRASIL LTDA

/s/ Adilson Liebsch	/s/ Giani Ming Valent
Adilson Liebsch Diretor Comercial	Giani Ming Valent, PMP Diretor de Engenharia

WITNESSES

1. /s/ Mayara Muniz Giaccio	2. /s/ Sergio Strini Barbosa
Name: Mayara Muniz Giaccio RG: CPF:	Name: Sergio Strini Barbosa RG: CPF: